OPTION AGREEMENT


             THIS AGREEMENT made as of the 31st day of October, 1995

B E T W E E N:


                  PHOTON   TECHNOLOGY   INTERNATIONAL,   INC.,   a   corporation
                  incorporated under the laws of the State of New Jersey

                  (the "Corporation")


                  -and-

                  C.I. - C.P.A. BUSINESS VENTURES FUND INC., a corporation incorporated under the laws of Canada

                  (the "Optionee")


RECITES THAT:


A. The Corporation has agreed to grant to the Optionee certain options to acquire common shares of the Corporation on the terms and subject to the conditions of this agreement.

                  NOW THEREFORE in consideration of the sum of $1.00 now paid by the Optionee to the Corporation and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation, the parties hereto agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

1.1.     Definitions

                  In this agreement:

         "Adjustment Period" means the period from and including the date hereof to and including October 31, 1997;

         "Business Day" means any day, other than a Saturday, a Sunday and any other day on which Canadian chartered banks in Toronto are required to be or may be closed for business;

         "Common Shares" means the common shares in the capital of the Corporation as such shares exist at the date hereof, provided that in the event of any adjustment of Subscription Rights pursuant to Article
         3. "Common Shares" shall thereafter mean the shares or other securities or property which resulted from the event which caused such adjustment;

         "Current Market Price of the Common Shares" at any date means the simple average of the closing prices (or if there were no sales on any particular day, the mean between the closing bid and ask quotations on such day) per Common Share on the principal trading market therefor for any 20 consecutive trading days selected by the Corporation commencing not later than 45 trading days before such date, or, if such Common Shares are not traded on a published market during such 45 day period for at least 20 consecutive trading days, a price to be established in good faith by the board of directors of the Corporation;

         "Debenture" means the Debenture issued on the date hereof by Photon Canada to the Optionee evidencing an indebtedness owed by Photon Canada to the Optionee;

         "Dividend Paid in the Ordinary Course" means a dividend paid on the Common Shares in any financial year of the Corporation whether in (i) cash; (ii) securities of the Corporation, including rights, options or warrants (but excluding rights, options or warrants referred to in
         Section 3.2.3 and rights, options or warrants referred to in parentheses in Section 3.2.4(d)); or (iii) property or other assets of the Corporation, in each case to the extent that the amount or value of such dividend together with the amount or value of all other such dividends previously paid during such financial year does not exceed the greater of:

            (a) 125% of the aggregate amount of dividends declared payable by the Corporation on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such financial year; and

            (b) 100% of the consolidated net income of the Corporation before extraordinary items (but after dividends payable on all shares ranking prior to or on a parity with the Common Shares with respect to the payment of dividends) for the period of 12 consecutive months ended immediately prior to the first day of such financial year, such consolidated net income, extraordinary items and dividends as shown in the audited consolidated financial statements of the Corporation for such period of 12 consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with GAAP, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation;

         and, for the purpose of the foregoing (i) where any dividend is paid otherwise than in cash, any securities, property or other assets so distributed by way of dividend shall be valued at the fair market value of such securities, property or other assets, as the case may be, as determined in good faith by the board of directors of the Corporation, and (ii) a dividend paid on the Common Shares in Common Shares shall not be a Dividend Paid in the Ordinary Course where the effect of such a dividend is substantially the same as a subdivision of the Common Shares;

         "Exercise Funds" has the meaning attributed to that term in Section 2.2.1;

         "Exercise Notice" has the meaning attributed to that term in Section 2.2.1;

         "First  Option"  has the  meaning  attributed  to that term in  Section
         2.1.1;

         "First Option Expiry Time" means midnight on October 31, 2000;

         "First Option Price" means U.S. $1.25 unless such price shall have been adjusted in accordance with the provisions of Article 3, in which case it shall mean the adjusted price then in effect;

         "First Option Shares" means 250,000 Common Shares, as the same may be adjusted from time to time as provided in Article 3;

         "First Year Second Option Expiry Time" means midnight on October 31, 1996;

         "First Year Second Option Price" means U.S. $2.50;

         "GAAP" means generally accepted accounting principles in the United States of America from time to time;

         "Option" means the First Option and/or the Second Option, as the case may be;

         "Option Price" means the First Option Price, the First Year Second Option Price or the Second Year Second Option Price, as the case may be;

         "Option Shares" means the First Option Shares and/or the Second Option Shares, as the case may be;

         "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "Photon Canada" means Photon Technology International (Canada) Inc., a whollyowned subsidiary of the Corporation;

         "record date" and "effective date" mean the particular time on the relevant date;

         "Rights Offering" has the meaning attributed to that term in Section 3.2.3;

         "Rights  Period"  has the  meaning  attributed  to that term in Section
         3.2.3;

         "Second  Option"  has the  meaning  attributed  to that term in Section
         2.1.2;

         "Second Option Shares" means 400,000 Common Shares;

         "Second Year Second Option Expiry Time" means midnight on October 31, 1997;

         "Second Year Second Option Price" means U.S. $3.25;

         "securities convertible into Common Shares" includes securities which are exchangeable into Common Shares, and the terms "conversion price", "converted" and "convertible" include the terms "exchange price", "exchanged" and "exchangeable", as the case may be;

         "Share Issuance" has the meaning attributed to that term in Section 3.2.1;

         "Special  Distribution"  has the  meaning  attributed  to that  term in
         Section 3.2.4;

         "Subscription Rights" means the relevant Option Price and the number of Common Shares issuable upon exercise of an Option;

         "Time of Expiry" means the First Option Expiry Time, the First Year Second Option Expiry Time or the Second Year Second Option Expiry Time, as the case may be; and

         "Underlying Share Reorganization" has the meaning attributed to that term in Section 3.2.2.


1.2.     Headings and Table of Contents

                  The inclusion of headings and a table of contents in this agreement are for convenience of reference only and shall not affect the construction or interpretation hereof


1.3.     Gender and Number

                  In this agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.


1.4.     Currency

                  Unless otherwise specifically stated, all dollar amounts in this agreement are stated and shall be paid in Canadian currency.


1.5.     Invalidity of Provisions

                  Each of the provisions contained in this agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.


1.6.     Entire Agreement, Waiver. etc.

                  This agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein. No amendment, waiver or termination of this agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this agreement shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.


1.7.     Governing Law

                  This   agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


                                   ARTICLE 2.
                      GRANT OF OPTIONS AND EXERCISE THEREOF

2.1.     Grant of Options

                  Subject to the terms and conditions of this agreement, the Corporation grants to the Optionee:


         2.1.1. an irrevocable, transferable option (the "First Option"), exercisable in whole or in part at any time or from time to time from the date hereof up to and including the First Option Expiry Time, to purchase the First Option Shares at a price per share equal to the First Option Price; and

         2.1.2. an irrevocable, transferable option (the "Second Option"), exercisable in whole or in part at any time or from time to time from the date hereof up to and including the First Year Second Option Expiry Time, to purchase the Second Option Shares at a price per share equal to the First Year Second Option Price and then thereafter up to and including the Second Year Second Option Expiry Time, to purchase any remaining Second Option Shares at a price per share equal to the Second Year Second Option Price.

2.2.     Exercise of Options


         2.2.1. The Options shall be exercised in the following manner:


         (a) the Optionee shall deliver to the Corporation at its registered office a notice (the "Exercise Notice") stating that the Optionee wishes to exercise either the First Option, the Second Option, or both, as the case maybe, in whole or in part (but not for aggregate Exercise Funds of less than $100,000 on any one exercise except on the exercise of all remaining Options), and stating the number of Common Shares in respect of which the Optionee wishes to exercise such Option or Options;

         (b) the Exercise Notice shall be accompanied by payment by certified cheque or bank draft payable to the Corporation in an amount equal to the product obtained when the relevant Option Price is multiplied by the number of Common Shares to be purchased as specified in the Exercise Notice (the "Exercise Funds"); and

         (c)    as soon as  practicable  and, in any event  within two  Business
                Days after receipt of the Exercise Notice and the Exercise Funds, the Corporation shall execute and deliver one or more share certificates registered in the name of the Optionee or its nominee representing the aggregate number of Common Shares specified in the Exercise Notice.


         2.2.2. If less than all of the First Option Shares or Second Option Shares, as the case may be, are purchased by the Optionee at any time, then this agreement shall continue and remain in force as to the balance of the Option Shares.

         2.2.3. Notwithstanding anything herein to the contrary, no rights of the Optionee to exercise either Option, in whole or in part, shall be exercisable by C.l.-C.P.A. Business Ventures Fund Inc.

2.3. Optionee as Holder of Record of Common Shares and Delivery of Share Certificates


         2.3.1. Notwithstanding the actual date of issue thereof, the share certificate or certificates representing Common Shares purchased on the exercise of an Option at any time shall be deemed to have been issued, and the Optionee shall be deemed for all purposes to have become the holder of record of the number of Common Shares specified in the Exercise Notice relating to such exercise of the Option, as of the date of receipt by the Corporation of the Exercise Notice and the Exercise Funds in respect thereof.

         2.3.2. The Corporation shall not be required to deliver share certificates while the transfer registers of the Corporation are closed prior to any meeting of shareholders or for the payment of dividends or for any other purpose. In the event of the exercise of an Option during any such period, delivery of the share certificates may be postponed to a date not exceeding five Business Days after the date of reopening of the transfer registers; provided that the period during which the transfer registers may be closed shall not be unreasonable and provided further that any such postponement of the delivery of share certificates shall not detract from the provisions of this Section 2.3.

2.4.     No Fractional Shares

                  The Corporation shall not issue fractional shares upon any exercise of an Option but in lieu thereof shall, in respect of any fractional interest resulting from the exercise of the Option, pay a cash adjustment by cheque. The amount of any cash adjustment shall equal the current market value of such fractional interest computed on the basis of the last board lot sale price (or average of the bid and ask prices if there was no sale) per share for the Common Shares on the principal trading market therefor (or, if such shares are not then traded on a published market, a price to be established in good faith by the board of directors of the Corporation) on the Business Day next preceding the date of exercise of the Option. If a cash adjustment is to be paid under this Section 2.4, the mailing from the Corporation's registered office or the principal office of the registrar of the Common Shares to the Optionee shall be deemed to be payment of the cash adjustment resulting from such fractional interest unless the cheque is not paid upon due presentation. Cash adjustments that are represented by a cheque that has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which the same became payable will be forfeited to the Corporation.


2.5.     Payment of Taxes

                  The Corporation shall pay all expenses, taxes (except income tax or security transfer tax, if any) and other charges payable in connection with the issuance of Common Shares and the delivery of share certificates representing the same upon the exercise from time to time of an Option.


                                   ARTICLE 3.
                        ADJUSTMENT OF SUBSCRIPTION RIGHTS

3.1.     Conversion Price

                  Where an issuance or distribution of rights, options or warrants to purchase securities convertible into Common Shares or a distribution of such convertible securities to which Sections 3.2.3 or 3.2.4 apply, then for the purposes of Sections 3.2.3 or 3.2.4, as the case may be, the "conversion price" of the convertible security shall be the quotient obtained when the aggregate of:


         3.1.1. the consideration, if any, paid for the issuance or distribution of the right, option or warrant;

         3.1.2. the issue price of the convertible security (or in the case of rights, options and warrants, the exercise price thereof); and

         3.1.3. the price, if any, which must be paid to the Corporation by the holder of such convertible security to exercise the conversion rights attaching thereto; is divided by the number of Common Shares into which each such convertible security is convertible,


3.2.     Adjustment of First Option Price


         3.2.1. Common Share Issuance

                If, during the Adjustment Period, the Corporation issues Common Shares (other than pursuant to the exercise of rights, options or warrants to acquire Common Shares outstanding on the date hereof) at a price per share of less than the greater of (i) the Current Market Price of the Common Shares immediately prior to such issuance and (ii) the First Option Price then in effect (such event being called a "Share Issuance"), then the First Option Price shall be adjusted effective immediately upon such issuance to a price determined by multiplying the First Option Price in effect immediately prior to the Share Issuance by a fraction:

         (a) the numerator of which shall be the price per share of the Common Shares issued pursuant to the Share Issuance, and

         (b) the denominator of which shall be the greater of (i) the Current Market Price of the Common Shares immediately prior to the Share Issuance and (ii) the First Option Price then in effect,


         provided however that no such adjustment shall be made if the result of such adjustment would be to increase the First Option Price then in effect.

         3.2.2. Underlying Share Reorganization

                If, during the Adjustment Period, the Corporation:


         (a) changes its outstanding Common Shares into a greater or smaller number of Common Shares; or

         (b) issues Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, other than a Dividend Paid in the Ordinary Course;

(any of such events being called an "Underlying Share Reorganization"), then the First Option Price shall be adjusted immediately after the effective date, in the case of a change referred to in (a), or immediately after the record date for a stock dividend referred to in (b), by multiplying the First Option Price in effect on such record date or effective date by a fraction:

                (i) the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to the Underlying Share Reorganization; and

                (ii) the  denominator  of which  shall be the  number  of Common
                     Shares outstanding after giving effect to the Underlying Share Reorganization.


         3.2.3. Rights Offering

                If, during the Adjustment Period, the Corporation issues rights, options or warrants to the holders of all or substantially all of the outstanding Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (the "Rights Period"), to acquire Common Shares or securities convertible into Common Shares at a price per share (or having a conversion price per share) of less than 95% of the greater of (i) the Current Market Price of the Common Shares on such record date and (ii) the First Option Price then in effect (any of such events being called a "Rights Offering"), then the First Option Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the First Option Price in effect immediately prior to the end of the Rights Period by a fraction:

         (a)    the numerator of which shall be the aggregate of:

                (i) the number of Common Shares outstanding on the record date for the Rights Offering, and

                (ii) a number  determined by dividing (I) either (a) the product of the number of Common Shares subscribed for during the Rights Period under the Rights Offering and the price at which such Common Shares were offered, or, as the case may be, (b) the product of the conversion price of such securities offered and the number of Common Shares for or into which the securities so offered under the Rights Offering may be converted, by (2) the greater of (i) the Current Market Price of the Common Shares on the record date for the Rights Offering and (ii) the First Option Price then in effect; and

         (b) the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and for this purpose there shall be included, in determining the number of outstanding Common Shares, Common Shares which, although not yet issued, have been subscribed for during the Rights Period under the Rights Offering and in the case of a Rights Offering of convertible securities, the Common Shares for or into which the securities issued or, to the extent not issued, subscribed for under the Rights Offering are convertible.

If the Optionee shall have exercised all or part of the First Option after the record date for the Rights Offering but before the end of the Rights Period, the Optionee shall receive from the Corporation, no later than 60 days after the end of the Rights Period, a cash payment equal to the difference, if any, between the First Option Price in effect immediately prior to the end of the Rights Period and the First Option Price as adjusted pursuant to this Section 3.2.3 multiplied by the number of Common Shares purchased upon such exercise during such period. Such payment shall be made by cheque in Canadian dollars payable to the Optionee and mailed to the address to which the Common Shares purchased upon such exercise are to be sent.


         3.2.4. Special Distribution

                If, during the Adjustment Period, the Corporation issues or distributes to all or substantially all holders of the Common Shares:

         (a)    shares of the Corporation of any class;

         (b)    evidences of indebtedness of the Corporation;

         (c)    any cash, property or other assets of the Corporation; or

         (d) rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants to purchase Common Shares or securities convertible into Common Shares at a price per share (or having a conversion price per share) equal to or greater than 95% of the greater of (i) the Current Market Price of the Common Shares on the record date referred to below and
                (ii) the First Option Price then in effect);

and if such issuance or distribution does not constitute a Share Issuance, an Underlying Share Reorganization or a Rights Offering, or to the extent that such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, (any such issuance or distribution being called a "Special
Distribution"), then the First Option Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for purposes of the Special Distribution by multiplying the First Option Price in effect on such record date by a fraction:

         (a)    the numerator of which shall be the result obtained when:

                (i) the fair market value, as determined by the board of directors of the Corporation (whose determination will be conclusive), of the shares, evidences of indebtedness, cash, property or other assets, rights, options or warrants issued or distributed in the Special Distribution (after taking into consideration any payment or payments, if any, to be made to the Corporation by the recipients of the Special Distribution);

                is subtracted from:

                (ii) the product of the number of Common Shares  outstanding  on such record date and the Current Market Price of the Common Shares on such record date; and

         (b) the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date;

provided that no such adjustment shall be made if the result of such adjustment would be to increase the First Option Price in effect on the record date. To the extent that such distribution is not so made, the First Option Price will be readjusted effective immediately to the First Option Price that would be in effect based upon such shares, evidences of indebtedness, cash, property or other assets, rights, options or warrants actually distributed.


         3.2.5. Readjustment of First Option Price Upon Expiry of Convertible Securities and of Rights, Options and Warrant Relating Thereto

                To the extent that any adjustment in the First Option Price occurs pursuant to Section 3.2.3 as a result of the fixing by the Corporation of a record date for a Rights Offering in respect of securities convertible into Common Shares, pursuant to Section 3.2.4(a) as a result of a Special Distribution of such convertible securities or pursuant to Section 3.2.4(d) as a result of a Special Distribution of rights, options or warrants to purchase such convertible securities, the First Option Price shall be readjusted:

         (a) in the case of the adjustments contemplated by Sections 3.2.3 and 3.2.4(a), upon the expiry of the unexercised conversion right attaching to the convertible securities actually issued pursuant to the Rights Offering or the Special Distribution, as the case may be; and

         (b) in the case of the adjustment contemplated by Section 3.2.4.(d), upon the expiry of:

                (i)  the unexercised rights, options or warrants; and

                (ii) to the extent that such  rights,  options or warrants  have been exercised and relate to securities convertible into Common Shares, the unexercised conversion rights attaching to such convertible securities;

to the First Option Price which would have resulted from an adjustment pursuant to Sections 3.2.3 or 3.2.4, as the case may be, had such adjustment been based upon the number of Common Shares actually issued, or the fair market value of such securities or rights, options or warrants, as the case may be, immediately after such expiry, and the First Option Price shall be further readjusted from time to time in such manner upon the expiry of any such further right.


3.3.     Adjustment of Subscription Rights Upon a Capital Reorganization

                  If, during the Adjustment Period, there occurs a reclassification or redesignation of Common Shares or a change of the Common Shares into other shares or securities (other than an Underlying Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities) (any of such events being called a "Capital Reorganization"), and the Optionee, after the effective date of such Capital Reorganization, exercises its right to purchase Common Shares pursuant to the exercise of an Option, the Optionee shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise, the kind and amount of shares or other securities, property or cash resulting from the Capital Reorganization which the Optionee would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Optionee had been the registered holder of the number of Common Shares to which it was entitled upon such exercise. If determined appropriate by the board of directors of the Corporation, appropriate modifications shall be made, as a result of any such Capital Reorganization, to the provisions of this Article 3 such that such provisions shall thereafter correspond as nearly as is reasonably possible in relation to any shares or other securities, property or cash thereafter deliverable upon the exercise of an Option. Any such modifications shall be made by and set forth in an amendment hereto.


3.4.     Adjustment of Number of Common Shares Issuable Upon Exercise

         3.4.1. Upon an Adjustment to the First Option Price

                If, during the Adjustment Period, any adjustment in the First Option Price occurs pursuant to Section 3.2 (other than as a result of the application of Section 3.2.5), then the number of Common Shares issuable upon the exercise of the First Option will be adjusted concurrently with such adjustment of the First Option Price by multiplying the number of Common Shares issuable on the exercise thereof immediately prior to such adjustment by a fraction the numerator of which is the First Option Price in effect immediately prior to such adjustment and the denominator of which is the First Option Price resulting from such adjustment.

         3.4.2. Upon the Expiry of Conversion Rights of a Convertible Security

                If, during the Adjustment Period, any readjustment in the First Option Price occurs as a result of the application of Section 3.2.5, then the number of Common Shares issuable upon exercise of the First Option will be readjusted concurrently with such readjustment of the First Option Price by multiplying the number of Common Shares issuable on the exercise thereof immediately prior to such readjustment by a fraction the numerator of which is the First Option Price in effect immediately prior to such readjustment and the denominator of which is the First Option Price resulting from such readjustment.


3.5.     Readjustment Upon Change in Conversion Rights of a Convertible Security

                  If there has been an adjustment to the Subscription Rights as a result of a Rights Offering or Special Distribution of or relating to securities convertible into Common Shares, and if, for any reason, the conversion rights attaching to such a convertible security change, and if such change does not otherwise result in a readjustment of the Subscription Rights hereunder, then upon such change becoming effective, the Subscription Rights shall be readjusted in such manner as the board of directors of the Corporation determines is appropriate in the circumstances.


3.6.     Other Adjustment of Subscription Rights

                  If the Corporation shall take any action affecting the Common Shares, other than an action described in Sections 3.2 or 3.3, which in the opinion of the board of directors of the Corporation would have a material adverse effect upon the rights of the Optionee, the Subscription Rights shall be adjusted in such manner and at such time as the board of directors of the Corporation determines to be equitable in the circumstances. Failure of the board of directors of the Corporation to take any such action shall be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.


3.7.     Special Provision Relating to Adjustment on a Special Distribution

                  If the Corporation shall take or proposes to take any action which constitutes or would constitute a Special Distribution under Section 3.2.4 and if, as a result thereof, the adjustment to the First Option Price that is required pursuant to Section 3.2.4 would be inappropriate in the opinion of the board of directors of the Corporation acting in good faith, taking into consideration the fair market value of the Special Distribution, the fair market value of the Common Shares and the Current Market Price of the Common Shares on the relevant date, then the adjustment required by Section 3.2.4 as a result of the Special Distribution shall not be made and, in lieu thereof, the board of directors of the Corporation shall determine the adjustment to the First Option Price that is appropriate in all the circumstances and such determination will be conclusive.


3.8.     Miscellaneous Adjustment Rules

                  The following rules and procedures shall be applicable to adjustments made pursuant to Article 3:


         3.8.1. Adjustments Successive

                Subject to the other provisions of this Section 3.8, any adjustment pursuant to Sections 3.2, 3.3, 3.4 or 3.5 shall be made successively whenever an event referred to therein shall occur, and shall be made in respect of all of the First Option then outstanding or which may be outstanding thereafter.

         3.8.2. Minimum Adjustment

                No adjustment in the First Option Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing First Option Price and no adjustment shall be made in the number of Common Shares purchasable upon exercise of the First Option unless it would result in a change of at least one one-hundredth of a share, provided, however, that any adjustments which, if not for the provisions of this Section 3.8.2, would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

         3.8.3. Equal Participation

                No adjustment in the Subscription Rights shall be made in respect of any event described in Section 3.2 (other than the event referred to in Section 3.2.2(a)), if the Optionee is entitled to participate in such event on the same terms, mutatis mutandis, as if the Optionee had exercised the First Option prior to or on the effective date or record date of such event.

         3.8.4. Disputes

                If a dispute shall at any time arise with respect to adjustments or readjustments of Subscription Rights, such dispute shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Corporation and approved by the Optionee.

         3.8.5. Failure to Fix a Record Date

                In the absence of a resolution of the board of directors of the Corporation fixing a record date for a stock dividend or other distribution comprising an Underlying Share Reorganization, a Rights Offering or a Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the effective date of such event.

         3.8.6. Termination of Adjustment Provisions

                Notwithstanding anything herein to the contrary, and for greater certainty, the adjustment provisions set forth in this Article 3 shall terminate and be of no further effect at midnight on October 31, 1997.

         3.8.7. MLTV Share Issuance

                For greater certainty, the issuance to M.L. Technology Ventures, L.P. ("MLTV") of 1,000,000 Common Shares pursuant to an agreement dated September 20, 1995 between MLTV and the Corporation shall not give rise to the application of the adjustment provisions of this Article 3.


3.9.     Proceedings Prior to any Action Requiring Adjustment

                  As a condition precedent to the taking of any action which would require an adjustment or readjustment pursuant to Sections 3.2, 3.3, 3.4 or 3.5, the Corporation shall take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue, as fully paid and non-assessable shares, all the Common Shares which the Optionee is entitled to receive on the full exercise thereof in accordance with the provisions hereof


3.10. Notice of Adjustment of First Option Price and Number of Common Shares Purchasable Upon Exercise


         3.10.1. At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment or readjustment to the Subscription Rights, the Corporation shall give notice to the Optionee of the particulars of such event and, if determinable, the required adjustment or readjustment.

         3.10.2.  In case  any  adjustment  for  which a notice  referred  to in
         Section 3.10.1 has been given is not then determinable, the Corporation shall promptly after such adjustment or readjustrnent is determinable give notice to the Optionee of the adjustment or readjustment.


                                   ARTICLE 4.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE CORPORATION

4.1.     Representations and Warranties


                  The Corporation represents and warrants to the Optionee as follows:

         4.1.1. the Corporation is incorporated and is an existing corporation under the laws of the State of New Jersey;

         4.1.2. the authorized capital of the Corporation consists of 500 shares of preferred stock of which no shares are issued or outstanding and 10,000,000 Common Shares of which 2,627,200 Common Shares were, on October 24, 1995, validly issued and outstanding as fully paid and non-assessable;

         4.1.3. the Corporation has the corporate power and capacity to enter into, and to perform its obligations under, this agreement and this agreement has been duly executed and delivered by the Corporation and is a valid and binding obligation of the Corporation, enforceable in accordance with its terms;

         4.1.4. the issue of the Option Shares upon the exercise of the Options has been authorized by all necessary corporate action and, upon receipt of the consideration therefor, the Option Shares issuable upon the exercise of such Options shall be issued as fully paid and non-assessable shares in the capital of the Corporation;

         4.1.5. neither the entering into of this agreement, nor the performance by the Corporation of any of its obligations under this agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Corporation or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which it is a party or by which it may be bound; and

         4.1.6. no authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required in connection with the execution, delivery or performance of this agreement by the Corporation or the issue of any of the Option Shares, other than the approval of the securities exchanges and/or markets on which the Option Shares are to be listed and the filing of a registration statement or similar document required for the purposes of making the Option Shares freely tradeable securities in the United States of America.

4.2.     Covenants


                  The Corporation covenants with the Optionee that so long as any part of either of the Options remains outstanding:


         4.2.1. it shall reserve and keep available out of its authorized Common Shares a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligation to issue Common Shares upon the exercise of the Options;

         4.2.2. it shall. upon the one time demand of the Optionee and in any event prior to the Time of Expiry of the Options, take all actions which may be necessary so that the Option Shares issuable upon the exercise of the Options will be registered for trading under the securities laws of the United States of America;

         4.2.3. it shall from time to time take all action which may be necessary so that the Option Shares issuable upon the exercise of the Options will, immediately upon their issuance, be listed on the principal securities exchanges and/or markets within the United States of America and Canada, if any, on which the Common Shares are then listed;

         4.2.4. it shall use its best efforts to maintain its corporate existence; and

         4.2.5. it shall not, by closing its transfer registers or taking any other action, deprive the Optionee of the ability to exercise an Option during the period of 14 days after the giving of the notice required by
         Section 3.10.

                                   ARTICLE 5.
                     TRANSFER OF RIGHTS TO EXERCISE OPTIONS

5.1.     Transfer of Rights to Exercise All or Part of Options Permitted

         5.1.1. The Optionee shall be entitled at any time and from time to time to transfer or assign to any Person in accordance with the provisions of applicable securities legislation, the right to exercise all or any part of either of the Options and to acquire the Option Shares relating thereto.

         5.1.2. Upon any transfer of rights referred to in Section 5.1.1, the Corporation shall enter into an acknowledgement in form satisfactory to the Optionee and the Person to whom the rights are being transferred, acknowledging the number of First Options and/or Second Options, as the case may be, the rights relating to which are being transferred and the number of First Options and/or Second Options, as the case may be, if any, the rights relating to which are being retained by the Optionee. The Corporation shall also acknowledge the right of the transferee to acquire the relevant number of Option Shares upon the due exercise of the rights so transferred.

         5.1.3. Upon any transfer of rights in accordance with the provisions of this Article 5, all of the provisions of this agreement shall apply to the Options the rights relating to which were transferred, and shall continue to apply to the balance of the Options the rights relating to which were retained.


                                   ARTICLE 6.
                                     GENERAL

6.1.     Filing of Agreement and Notice to Registrar

                  A copy of this agreement shall be filed in the minute book of the Corporation and the Corporation shall give notice of this agreement to the registrar, if any, of the Common Shares.


6.2.     Optionee not a Shareholder

                  The holding of the Options shall not, in itself, constitute the Optionee a shareholder of the Corporation nor entitle it to any right or interest except as expressly provided in this agreement.


6.3.     Submission to Jurisdiction

                  The Corporation agrees that any suit, action or proceeding arising out of or relating to this agreement against it or any of its assets may be brought in any court of the Province of Ontario or Canada (or, at the option of the Optionee in the Federal Court of Canada, if within that court's jurisdiction) and the Corporation hereby irrevocably and unconditionally attorns and submits to the jurisdiction of such courts over the subject matter of any such suit, action or proceeding. The Corporation irrevocably waives and agrees not to raise any objection it might now or hereafter have to any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter. The Corporation agrees that any judgment or order in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or any other courts, by registration or homologation of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders, at the option of the Optionee, provided that service of any required process is effected upon it in the manner specified in Section 6.4 or as otherwise permitted by law. Nothing in this Section 6.3 shall restrict the bringing of any such suit, action or proceeding in the courts of any other jurisdiction.


6.4.     Attorney for Service

                  The Corporation irrevocably appoints Photon Technology International (Canada) Inc., at the following address: 347 Consortium Court, London, Ontario, N6E 2S8 its authorized attorney and agent to accept and acknowledge, for and on behalf of the Corporation, service of any and all process in the Province of Ontario, Canada in any suit, action or proceeding arising out of or relating to this agreement. The Corporation agrees that service of process upon such attorney and agent by delivering a copy thereof, addressed to Mr. Charles Marianik, in care of such attorney and agent, at the above address, shall be conclusively deemed to have come to the notice of the Corporation at the time of such delivery and shall constitute in every respect valid and effective personal service upon the Corporation at the time of such delivery, and that failure by such attorney and agent to give notice of such service to the Corporation shall not affect the validity or effect of such service or any judgment or order based thereon or arising therefrom. The Corporation irrevocably authorizes and directs such attorney and agent to accept service on its behalf and agrees to appear in such suit, action or proceeding. The Corporation further agrees to take all action as may be necessary to confirm and continue in full force and effect the appointment of such attorney and agent so that until the expiry of all rights and remedies associated with either of the Options, or both, the Corporation shall have an attorney and agent for service of process in the Province of Ontario, Canada.


6.5.     Notices

                  Any notice or other communication required or permitted to be given or delivered hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during or within three Business Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this Section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this Section. Notices and other communications shall be addressed as follows:

            (a)   if to the Optionee:

                  C.I.-C.P.A. Business Ventures Fund Inc.
                  Aetna Tower, Suite 3512
                  P.O. Box 270
                  Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K IN2

                  Attention: Mr. M. Grant Brown
                  Telecopier number: (416) 814-8475

            (b)   if to the Corporation:

                  Photon Technology International, Inc.
                  1 Deerpark Drive
                  Suite F
                  South Brunswick
                  New Jersey 08852

                  Attention:  Mr. Charles Marianik
                  Telecopier number: (908) 329-9069


6.6.     Time of Essence

                  Time is of the essence of this agreement.


6.7.     Enurement

                  This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


6.8. Counterparts

                  This agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties have executed this agreement.

                                      PHOTON TECHNOLOGY INTERNATIONAL, INC.

                                      By: /s/ Charles Marianik
                                          --------------------------------------


                                      C.I. - C.P.A. BUSINESS VENTURES FUND INC.

                                      By: /s/Robert Curry
                                          --------------------------------------


                                          --------------------------------------